Exhibit 5(c)
[Letterhead of Pillsbury Winthrop Shaw Pittman LLP]
November 5, 2008
Goodsill Anderson Quinn & Stifel
A Limited Liability Law Partnership LLP
1099 Alakea Street
Honolulu, Hawaii 96813
Ladies and Gentlemen:
     We will be acting as counsel to any underwriters, dealers, purchasers or agents in connection with the offer and sale, from time to time, by Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), or Hawaiian Electric Industries Capital Trust II or Hawaiian Electric Industries Capital Trust III, each a statutory trust created under the laws of the State of Delaware (each, a “Trust” and, together, the “Trusts”), as the case may be, of an indeterminate aggregate offering price of the following securities under a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus forming a part thereof (the “Prospectus”), to be filed by the Company and the Trusts with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”): (1) Senior Debt Securities to be issued by the Company (the “Senior Debt Securities”), (2) Senior Subordinated Debt Securities to be issued by the Company (the “Senior Subordinated Debt Securities”), (3) Junior Subordinated Debt Securities to be issued by the Company (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”), (4) Trust Preferred Securities to be issued by the Trusts (the “Trust Preferred Securities”), (5) the Company’s guarantees relating to the Trust Preferred Securities (the “Guarantees”), (6) Common Stock, without par value, to be issued by the Company (the “Common Stock”), (7) Preferred Stock, without par value, to be issued by the Company, (8) contracts to purchase shares of Common Stock (the “Stock Purchase Contracts”) and (9) units, each comprised of a Stock Purchase Contract and beneficial interests in either Senior Debt Securities or Senior Subordinated Debt Securities, debt obligations of third parties (including U.S. Treasury securities) or Trust Preferred Securities, in each such case pledged to secure the holder’s obligations to purchase Common Stock under such Stock Purchase Contract (the “Stock Purchase Units”), in each case to be issued and sold from time to time under the Registration Statement pursuant to Rule 415 under the Securities Act.
     The Senior Debt Securities will be issued pursuant to an indenture between the Company and U.S. Bank National Association, as trustee (the “Senior Indenture”), the Senior Subordinated Debt Securities will be issued pursuant to an indenture between the Company and U.S. Bank National Association, as trustee (the “Senior Subordinated Indenture”), the Junior Subordinated Debt Securities will be issued pursuant to an indenture between the Company and U.S. Bank National Association, as trustee (the “Junior Indenture”), and the Guarantees will be issued pursuant to one or more guarantee agreements between the Company and U.S. Bank National

Goodsill Anderson Quinn & Stifel
November 5, 2008

Association, as trustee (each, a “Guarantee Agreement”), in each case in the respective forms filed as exhibits to the Registration Statement.
     In connection with the filing of the Registration Statement by the Company and the Trusts, we have reviewed originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement (including the exhibits thereto), the Restated Articles of Incorporation and the Amended and Restated By-laws of the Company, each as amended and as in effect on the date hereof, corporate and other documents, records and papers and certificates of public officials as we have deemed necessary in order to enable us to render this opinion. In connection with such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of the documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to us as originals and the correctness of all statements of fact contained in such original documents.
     We are members of the Bar of the State of New York and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the State of New York. We have relied upon your opinion of even date herewith addressed to the Company and the Trusts as to all matters of Hawaii law related to this opinion.
     On the basis of such review and assuming that (i) the applicable provisions of the Securities Act, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939 and the securities or “blue sky” laws of applicable states shall have been complied with, (ii) appropriate resolutions have been adopted by the Board of Directors of the Company (or a duly appointed committee or representative thereof) and remain effective authorizing the issuance and sale of the Debt Securities, the Guarantees, the Stock Purchase Contracts and the Stock Purchase Units, as applicable, (iii) the Senior Indenture, the Senior Subordinated Indenture and the Junior Indenture, and any supplemental indenture or other instrument entered into, or otherwise executed or adopted, thereunder, the Guarantee Agreements, and any applicable purchase contract agreement or pledge agreement have been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and (iv) the Debt Securities, the Guarantees, the Stock Purchase Contracts and the Stock Purchase Units, as applicable, have been issued and sold upon the terms specified in such resolutions and pursuant to the terms of the Senior Indenture, the Senior Subordinated Indenture and the Junior Indenture, as applicable, and any such supplemental indenture or such other instrument, as applicable, the Guarantee Agreements and any applicable purchase contract agreement or pledge agreement, and on the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement thereto, we are of the opinion that the Debt Securities, the Guarantees, the Stock Purchase Contracts and the Stock Purchase Units will be legally issued and will constitute the valid and binding obligations of the Company, except, in each case, as may be limited by bankruptcy, insolvency, fraudulent

Goodsill Anderson Quinn & Stifel
November 5, 2008

conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.
     We have assumed that (a) at or prior to the time of delivery of any of the Debt Securities, the Guarantees, the Stock Purchase Contracts or the Stock Purchase Units, the Registration Statement, including any amendments thereto, will be effective under the Securities Act and a supplement to the Prospectus applicable to the offer and sale of such securities will have been prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act and (b) neither the establishment of any terms of any of the Debt Securities, the Guarantees, the Stock Purchase Contracts or the Stock Purchase Units after the date hereof nor the issuance and delivery thereof, or the performance of the Company’s obligations thereunder, will require any authorization, consent, approval or license of, or any exemption from, or any registration or filing with, or any report or notice to, any executive, legislative, judicial, administrative or regulatory body (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties or (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Pillsbury Winthrop Shaw Pittman LLP

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